Exhibit 99.1
Eastern Bankshares, Inc. Reports Third Quarter 2025 Financial Results
Company Announces Authorization of 5% Share Repurchase Program
•Received all necessary regulatory approvals to complete merger with HarborOne Bancorp; expected to close November 1, 2025.
•Net income of $106.1 million, or $0.53 per diluted share, included a GAAP tax benefit related to losses from the investment portfolio repositioning completed in the first quarter; operating net income of $74.1 million, or $0.37 per diluted share.
•Return on average assets of 1.66%, or 1.16% on an operating basis; return on average tangible common equity of 16.4%, or 11.7% on an operating basis.
•Period-end loans grew 1.3% linked quarter and 4.1% since year-end, primarily driven by continued strong commercial lending results.
•Wealth Management assets under management reached a record high of $9.2 billion.
•Book value per share of $17.99 and tangible book value per share of $13.14, up 3% and 5%, respectively, linked quarter.
BOSTON, October 23, 2025 — Eastern Bankshares, Inc. (the “Company”) (NASDAQ: EBC), the holding company of Eastern Bank, today announced its third quarter 2025 financial results.
FINANCIAL HIGHLIGHTS

	As of and for three months ended		Linked quarter Change
(Unaudited, $ in millions, except per share data)	Sep 30, 2025	Jun 30, 2025	△ $	△ %
Earnings
Net income	$106.1	$100.2	$5.9	5.9%
Per share, diluted	$0.53	$0.50	$0.03	6.0%

Operating net income*	$74.1	$81.7	$(7.6)	(9.3)%
Per share, diluted*	$0.37	$0.41	$(0.04)	(9.8)%

Net interest income	$200.2	$202.0	$(1.8)	(0.9)%
NIM - FTE*	3.47%	3.59%	NM	(0.12)%

Noninterest income	$41.3	$42.9	$(1.6)	(3.7)%
Operating noninterest income*	$39.7	$42.2	$(2.5)	(5.9)%
Noninterest expense	$140.4	$137.0	$3.5	2.5%
Operating noninterest expense*	$137.2	$134.4	$2.8	2.1%
Efficiency ratio	58.2%	55.9%	NM	2.3%
Operating efficiency ratio*	52.8%	50.8%	NM	2.0%

Balance sheet
Period-end balances
Loans	$18,829	$18,590	$238	1.3%
Deposits	$21,117	$21,221	$(104)	(0.5)%
Average balances
Loans	$18,718	$18,359	$359	2.0%
Deposits	$21,124	$20,826	$298	1.4%

Capital
Tangible shareholders’ equity / tangible assets*	11.37%	10.85%	NM	0.52%
CET1 capital ratio (1)	14.71%	14.38%	NM	0.33%
Book value per share	$17.99	$17.42	$0.57	3.3%
Tangible book value per share*	$13.14	$12.53	$0.61	4.9%

Asset quality
Non-performing loans	$69.2	$54.7	$14.5	26.5%
Total non-performing loans to total loans	0.37%	0.30%	NM	0.07%
Net charge-offs to average total loans	0.13%	—%	NM	0.13%

(1) CET1 capital ratio as of September 30, 2025 is a preliminary estimate.
*Non-GAAP Financial Measure.

“Eastern has undergone an impressive transformation since our IPO, positioning us well to execute on opportunities to drive organic growth and profitability, and to deliver for our shareholders,” said Denis Sheahan, Chief Executive Officer. “The Management team and the Board have built Eastern into a dense and geographically compact franchise with the scale to compete with larger banks, while remaining community-focused so that we can continue to deliver an exceptional customer experience. Our third quarter performance reflects this focus, with robust loan growth, significantly improved year-over-year profitability metrics, and record Wealth Management assets under management. We also received all required regulatory approvals for our merger with HarborOne, creating the leading $30 billion community bank in Greater Boston through a financially compelling transaction that will deliver meaningful earnings accretion for our shareholders.”

David Rosato, Chief Financial Officer, added, “Third quarter operating net income of $74.1 million declined from a very strong second quarter, which benefited from higher-than-expected net discount accretion and fee income. Net interest margin of 3.47% was down 12 basis points from the prior quarter reflecting higher deposit costs, primarily in money market accounts, and lower net discount accretion. As competition for deposits has become heightened in our region, we are thoughtfully balancing the needs of our very strong deposit base with that of the margin. Importantly, we remain fully deposit funded with no wholesale funding. Overall credit trends continue to be positive, with a modest uptick in nonperforming loans to total loans of 7 basis points in the quarter. Our asset quality remains excellent as evidenced by net charge-offs to average total loans of 13 basis points. Tangible book value per share ended the quarter at $13.14, an increase of approximately 10% from year-end. Finally, the Board’s approval of a new share repurchase program underscores the strength of the Company’s balance sheet, commitment to returning capital to shareholders and confidence in our value creation potential over the long-term.”

NET INTEREST INCOME

Net interest income was $200.2 million, a decrease of $1.8 million from the second quarter.

•Net interest income included net discount accretion of $10.0 million, compared to $16.5 million in the prior quarter, which was elevated due to early loan payoffs. Net discount accretion contributed 17 basis points to the net interest margin on an FTE basis, compared to 29 basis points in the prior quarter.
•The net interest margin on an FTE basis decreased 12 basis points to 3.47%, due to a higher cost of funds and lower interest-earning asset yields.
•The yield on total interest-earning assets was down 6 basis points to 4.87%, primarily due to a decline in loan yields driven by lower net discount accretion.
•The cost of total interest-bearing liabilities increased 7 basis points to 2.11% due to higher deposit costs, primarily in money market accounts.

NONINTEREST INCOME

Noninterest income was $41.3 million, a decrease of $1.6 million from the second quarter. The current quarter included non-operating noninterest income of $1.5 million, an increase of $0.9 million.

Operating noninterest income was $39.7 million, a decrease of $2.5 million, driven primarily by the following:

•Income from investments held in rabbi trust accounts decreased $1.9 million to $3.8 million due to equity market performance. This lower income was partially offset by a $1.0 million decrease in rabbi trust benefit costs reported in noninterest expense.
•Miscellaneous income and fees decreased $1.2 million to $4.6 million.
These declines in operating noninterest income were partially offset by $0.3 million increases in both service charges on deposit accounts and investment advisory fees.

NONINTEREST EXPENSE

Noninterest expense was $140.4 million, an increase of $3.5 million from the second quarter, driven by higher operating noninterest expense and merger-related costs.

Merger-related costs were $3.2 million, an increase of $0.6 million from the second quarter.

Operating noninterest expense, was $137.2 million, an increase of $2.8 million, driven primarily by the following expenses:

•Salaries and employee benefits increased $3.3 million to $84.0 million.
•Technology and data processing increased $1.4 million to $19.8 million.
•Occupancy and equipment increased $0.5 million to $11.7 million.

These increases in operating noninterest expense were partially offset by a $2.3 million decrease in other operating expenses.

BALANCE SHEET

Total assets were $25.5 billion at September 30, 2025, an increase of $1.5 million from June 30, 2025.

•Loans totaled $18.8 billion, an increase of $238.9 million, primarily driven by continued strong commercial lending results.
•Securities were $4.3 billion, a decrease of $70.6 million.
•Cash and equivalents were $0.4 billion, a decrease of $143.1 million primarily due to lower deposit balances.

Deposits totaled $21.1 billion, a decrease of $103.4 million, driven primarily by lower checking account balances, partially offset by a higher balances in money market accounts and certificates of deposits.
Book value per share and tangible book value per share ended the quarter at $17.99 and $13.14, respectively.
Please refer to Appendix D for a roll-forward of tangible shareholders’ equity.

ASSET QUALITY

Non-performing loans totaled $69.2 million, or 0.37% of total loans, compared to $54.7 million, or 0.30% of total loans, at June 30, 2025.

Total net charge-offs were $6.2 million, or 0.13% of average total loans, compared to total net recoveries of $0.2 million in the prior quarter.

Provision for loan losses totaled $7.1 million compared to $7.6 million in the prior quarter.

The allowance for loan losses was $233.0 million at September 30, 2025, or 1.26% of total loans, compared to $232.1 million, or 1.27% of total loans, at June 30, 2025.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors declared a quarterly cash dividend of $0.13 per common share. The dividend will be payable on December 15, 2025 to shareholders of record as of the close of business on December 3, 2025.

The Company’s Board of Directors authorized a share repurchase program of up to 11.9 million shares, but not more than 5% of the shares of stock that will be outstanding after the completion of the merger with HarborOne. The repurchase program expires on October 31, 2026.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s third quarter 2025 earnings will be held on Friday, October 24, 2025 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (800) 549-8228 from within the U.S. and reference conference ID 64359. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be available on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the holding company for Eastern Bank. Founded in 1818, Eastern Bank is Greater Boston’s leading local bank with approximately 110 branch locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, Rhode Island and Connecticut. As of September 30, 2025, Eastern had approximately $25.5 billion in assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes including through its Cambridge Trust Wealth Management division, the largest bank-owned independent investment advisor in Massachusetts with $9.2 billion in assets under management, and takes pride in its outspoken advocacy and community support that includes more than $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Andrew Hersom
Eastern Bankshares, Inc.
a.hersom@easternbank.com
617-897-1177

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in the press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) gains and losses on sales of securities available for sale, net, (ii) gains and losses on the sale of other assets, (iii) impairment charges on tax credit investments and associated tax credit benefits, (iv) other real estate owned (“OREO”) gains, (v) merger and acquisition expenses, including the “day-2” provision for allowance for loan losses for non-PCD acquired loans, (vi) certain discrete tax items. Return on average tangible shareholders’ equity, operating return on average tangible shareholders’ equity as well as the operating efficiency ratio also further exclude the effect of amortization of intangible assets.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets and in the case of tangible net income (loss), return on average tangible shareholders’ equity and operating return on average tangible shareholders’ equity excludes the after-tax impact of amortization of intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company includes the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

In the third quarter of 2024, the Company changed its (loss) return on average tangible shareholders' equity and operating return on average tangible shareholders’ equity computations to utilize tangible net (loss) income from continuing operations and tangible operating net income, respectively, in the numerators of the computations. Tangible net (loss) income from continuing operations excludes the amortization of intangible assets and the related tax effect and tangible operating net income excludes, in addition to the adjustments to derive operating net income, the amortization of intangible assets and related tax effect. In addition, in the third quarter of 2024, the Company changed the computation of the operating efficiency ratio to exclude, in addition to the adjustments made to operating net income, the amortization of intangible assets. Management believes the changes to such ratios result in a more meaningful measure of financial performance and such measures are used by management when analyzing corporate performance.

In the first quarter of 2025, the Company changed its computation of operating net income to include income from investments held in rabbi trust and rabbi trust employee benefit expense. Management believes these changes result in a more meaningful measure of the Company’s financial performance and allow for better comparability to peer companies.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-D for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s implementation of the planned merger with HarborOne Bancorp, including that revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; that Eastern’s business may not perform as expected in the years following the merger; that Eastern’s expansion of services or capabilities resulting from the merger may be more challenging than anticipated; and disruptions arising from transitions in management personnel; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiaries, including Eastern Bank, are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; operational risks such as cybersecurity incidents, natural disasters, and pandemics and the failure of the Company to execute its planned share repurchases. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

EASTERN BANKSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
Earnings data
Net interest income	$200.2	$202.0	$188.9	$179.2	$169.9
Noninterest income (loss)	41.3	42.9	(236.1)	37.3	33.5
Total revenue	241.5	244.9	(47.2)	216.5	203.4
Noninterest expense	140.4	137.0	130.1	137.5	159.8
Pre-tax, pre-provision income (loss)	101.1	107.9	(177.3)	79.0	43.6
Provision for allowance for loan losses	7.1	7.6	6.6	6.8	47.0
Pre-tax income (loss)	94.0	100.3	(183.9)	72.2	(3.4)
Net income (loss)	106.1	100.2	(217.7)	60.8	(6.2)
Operating net income (non-GAAP)	74.1	81.7	67.5	68.2	51.3

Per-share data
Earnings (loss) per share, diluted	$0.53	$0.50	$(1.08)	$0.30	$(0.03)
Operating earnings per share, diluted (non-GAAP)	0.37	0.41	0.34	0.34	0.26
Book value per share	17.99	17.42	16.94	16.89	17.09
Tangible book value per share (non-GAAP)	13.14	12.53	12.01	11.98	12.17

Profitability
Return on average assets	1.66%	1.60%	(3.52)%	0.94%	(0.10)%
Operating return on average assets (non-GAAP)	1.16%	1.30%	1.09%	1.06%	0.82%
Return on average shareholders' equity	11.28%	11.10%	(24.64)%	6.64%	(0.70)%
Operating return on average shareholders' equity (non-GAAP)	7.87%	9.05%	7.63%	7.45%	5.79%
Return on average tangible shareholders' equity (non-GAAP) (1)	16.42%	16.44%	(33.91)%	10.16%	(0.26)%
Operating return on average tangible shareholders' equity (non-GAAP) (1)	11.71%	13.56%	11.70%	11.30%	8.71%
Net interest margin (FTE)	3.47%	3.59%	3.38%	3.05%	2.97%
Cost of deposits	1.55%	1.48%	1.48%	1.69%	1.82%
Efficiency ratio	58.2%	55.9%	(275.6)%	63.5%	78.5%
Operating efficiency ratio (non-GAAP) (2)	52.8%	50.8%	53.7%	57.3%	59.7%

Balance Sheet (end of period)
Total assets	$25,457.7	$25,456.2	$24,986.0	$25,557.9	$25,507.2
Total loans	18,828.6	18,589.8	18,204.5	18,079.1	18,064.1
Total deposits	21,117.3	21,220.8	20,797.1	21,319.3	21,246.3
Total loans / total deposits	89%	88%	88%	85%	85%

Asset quality
Allowance for loan losses ("ALLL")	$233.0	$232.1	$224.3	$229.0	$253.8
ALLL / total nonperforming loans ("NPLs")	336.73%	424.25%	244.81%	168.57%	203.87%
Total NPLs / total loans	0.37%	0.30%	0.51%	0.76%	0.70%
Net charge-offs ("NCOs") / average total loans	0.13%	0.00%	0.26%	0.71%	0.12%

Capital adequacy
Shareholders' equity / assets	14.95%	14.47%	14.34%	14.13%	14.39%
Tangible shareholders' equity / tangible assets (non-GAAP)	11.37%	10.85%	10.61%	10.45%	10.69%

(1) The return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
(2) The operating efficiency ratio excludes the amortization of intangible assets.

EASTERN BANKSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	As of
(Unaudited, dollars in millions)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
ASSETS
Cash and due from banks	$117.4	$158.7	$128.6	$92.6	$98.3
Short-term investments	293.0	394.8	240.2	914.3	791.2
Cash and cash equivalents	410.4	553.5	368.8	1,006.9	889.5
Available for sale ("AFS") securities	3,810.6	3,896.2	4,003.9	4,021.6	4,163.4
Held to maturity ("HTM") securities	514.1	499.2	440.9	420.7	427.5
Total securities	4,324.8	4,395.4	4,444.8	4,442.3	4,590.8
Loans held for sale	0.7	—	8.1	0.4	2.0
Loans:
Commercial and industrial	3,765.9	3,661.5	3,442.7	3,296.1	3,340.0
Commercial real estate	7,426.3	7,293.8	7,176.7	7,119.5	7,174.9
Commercial construction	464.0	472.3	461.3	494.8	513.5
Business banking	1,394.6	1,422.6	1,419.9	1,448.2	1,321.2
Total commercial loans	13,050.9	12,850.1	12,500.6	12,358.6	12,349.6
Residential real estate	4,011.2	4,016.4	4,038.7	4,063.7	4,080.7
Consumer home equity	1,503.0	1,458.4	1,405.3	1,385.4	1,362.0
Other consumer	263.5	264.8	259.9	271.4	271.8
Total loans	18,828.6	18,589.8	18,204.5	18,079.1	18,064.1
Allowance for loan losses	(233.0)	(232.1)	(224.3)	(229.0)	(253.8)
Unamortized prem./disc. and def. fees	(262.9)	(274.7)	(288.8)	(300.7)	(308.2)
Net loans	18,332.7	18,083.0	17,691.4	17,549.4	17,502.1
Federal Home Loan Bank stock, at cost	6.3	6.3	9.2	5.9	5.9
Premises and equipment	72.1	66.4	65.1	66.6	78.8
Bank-owned life insurance	207.3	207.1	206.1	204.7	203.6
Goodwill and other intangibles, net	1,026.7	1,034.5	1,042.4	1,050.2	1,057.5
Deferred income taxes, net	252.9	279.3	301.7	332.1	319.2
Prepaid expenses	227.1	230.7	233.1	231.9	201.3
Other assets	596.8	599.9	615.4	667.5	656.6
Total assets	$25,457.7	$25,456.2	$24,986.0	$25,557.9	$25,507.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,662.3	$5,948.3	$5,974.4	$5,992.1	$5,856.2
Interest checking accounts	4,240.7	4,455.1	4,366.6	4,606.3	4,562.2
Savings accounts	1,579.9	1,605.1	1,650.0	1,648.3	1,710.5
Money market investment	6,269.6	5,964.6	5,615.3	5,736.4	5,572.3
Certificates of deposit	3,364.8	3,247.7	3,190.9	3,336.3	3,545.1
Total deposits	21,117.3	21,220.8	20,797.1	21,319.3	21,246.3
Borrowed funds:
Federal Home Loan Bank advances	25.9	26.8	20.1	17.6	17.3
Interest rate swap collateral funds	13.9	21.4	34.8	48.6	24.1
Total borrowed funds	39.8	48.2	54.9	66.2	41.4
Other liabilities	495.0	503.3	551.1	560.4	548.4
Total liabilities	21,652.2	21,772.3	21,403.1	21,945.9	21,836.0
Shareholders' equity:
Common shares	2.1	2.1	2.1	2.1	2.2
Additional paid-in capital	2,193.9	2,189.7	2,188.6	2,237.5	2,246.1
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(124.0)	(125.3)	(126.6)	(127.8)	(129.1)
Retained earnings	1,997.0	1,916.9	1,842.6	2,084.5	2,048.0
Accumulated other comprehensive income ("AOCI"), net of tax	(263.5)	(299.5)	(323.8)	(584.3)	(496.1)
Total shareholders' equity	3,805.5	3,683.9	3,582.9	3,612.0	3,671.1
Total liabilities and shareholders' equity	$25,457.7	$25,456.2	$24,986.0	$25,557.9	$25,507.2

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Sep 30, 2025 change from three months ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025		Sep 30, 2024

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$244.2	$241.1	$230.8	$3.1	1%	$13.4	6%
Taxable interest and dividends on securities	33.3	34.1	22.4	(0.8)	(2)%	10.9	49%
Non-taxable interest and dividends on securities	2.2	1.8	1.4	0.4	24%	0.8	52%
Interest on federal funds sold and other short-term investments	3.3	2.4	11.3	0.9	40%	(8.0)	(71)%
Total interest and dividend income	283.0	279.3	266.0	3.7	1%	17.0	6%
Interest expense:
Interest on deposits	82.4	76.7	95.3	5.7	7%	(13.0)	(14)%
Interest on borrowings	0.4	0.6	0.8	(0.2)	(33)%	(0.4)	(51)%
Total interest expense	82.8	77.3	96.2	5.5	7%	(13.4)	(14)%
Net interest income	200.2	202.0	169.9	(1.8)	(1)%	30.4	18%
Provision for allowance for loan losses	7.1	7.6	47.0	(0.5)	(7)%	(39.9)	(85)%
Net interest income after provision for allowance for loan losses	193.1	194.4	122.9	(1.3)	(1)%	70.3	57%
Noninterest income:
Investment advisory fees	17.6	17.3	14.9	0.3	2%	2.6	18%
Service charges on deposit accounts	8.6	8.2	8.1	0.3	4%	0.4	5%
Card Income	4.2	4.2	4.4	(0.1)	(1)%	(0.2)	(6)%
Interest rate swap income	0.9	1.0	0.6	(0.1)	(10)%	0.3	57%
Income from investments held in rabbi trusts	3.8	5.7	3.6	(1.9)	(33)%	0.2	7%
Gains (losses) on sales of mortgage loans held for sale	0.1	(0.1)	(0.4)	0.2	(190)%	0.5	(123)%
Miscellaneous income and fees	4.6	5.9	5.3	(1.2)	(21)%	(0.6)	(12)%
Other non-operating income (loss)	1.5	0.6	(3.0)	0.9	147%	4.5	NM
Total noninterest income	41.3	42.9	33.5	(1.6)	(4)%	7.7	23%
Noninterest expense:
Salaries and employee benefits	84.0	80.7	80.6	3.3	4%	3.4	4%
Occupancy and equipment	11.7	11.2	11.8	0.5	4%	(0.1)	(1)%
Technology and data processing	19.8	18.4	18.1	1.4	8%	1.7	9%
Professional services	3.0	3.0	3.5	—	—%	(0.5)	(13)%
Marketing expenses	2.7	2.4	1.5	0.2	10%	1.1	74%
FDIC insurance	3.5	3.8	3.2	(0.3)	(7)%	0.3	10%
Amortization of intangible assets	7.8	7.8	6.2	—	—%	1.6	26%
Other operating expense	4.7	7.0	7.2	(2.3)	(33)%	(2.4)	(34)%
Non-operating expense	3.2	2.6	27.6	0.6	25%	(24.4)	(88)%
Total noninterest expense	140.4	137.0	159.8	3.5	3%	(19.3)	(12)%
Income (loss) before income tax expense	94.0	100.3	(3.4)	(6.4)	(6)%	97.3	NM
Income tax expense	(12.2)	0.1	2.8	(12.3)	NM	(15.0)	NM
Net income (loss)	$106.1	$100.2	$(6.2)	$5.9	6%	$112.3	NM

Share data:
Weighted average common shares outstanding, basic	198.7	198.5	196.7	0.2	0%	2.0	1%

Weighted average common shares outstanding, diluted	199.5	199.0	197.7	0.5	0%	1.8	1%

Earnings (loss) per share, basic	$0.53	$0.50	$(0.03)	$0.03	6%	$0.56	NM

Earnings (loss) per share, diluted	$0.53	$0.50	$(0.03)	$0.03	6%	$0.56	NM

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Nine months ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2025	Sep 30, 2024	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$713.8	$573.3	$140.4	24%
Taxable interest and dividends on securities	98.6	68.5	30.1	44%
Non-taxable interest and dividends on securities	5.4	4.3	1.1	25%
Interest on federal funds sold and other short-term investments	10.3	29.8	(19.6)	(66)%
Total interest and dividend income	828.1	676.0	152.1	22%
Interest expense:
Interest on deposits	235.1	246.3	(11.2)	(5)%
Interest on borrowings	1.8	1.3	0.5	38%
Total interest expense	236.9	247.6	(10.7)	(4)%
Net interest income	591.2	428.4	162.8	38%
Provision for allowance for loan losses	21.3	60.6	(39.3)	(65)%
Net interest income after provision for allowance for loan losses	569.9	367.8	202.0	55%
Noninterest income:
Investment advisory fees	51.3	28.2	23.1	82%
Service charges on deposit accounts	25.1	23.6	1.5	6%
Card Income	12.3	12.4	(0.1)	(1)%
Interest rate swap income	2.4	1.7	0.7	42%
Income from investments held in rabbi trusts	8.3	9.7	(1.4)	(14)%
Losses on sales of mortgage loans held for sale	(0.1)	(0.6)	0.5	(76)%
Losses on sales of securities available for sale, net	(269.6)	(7.6)	(262.1)	NM
Miscellaneous income and fees	16.9	22.2	(5.3)	(24)%
Other non-operating income (loss)	1.5	(3.0)	4.5	NM
Total noninterest (loss) income	(152.0)	86.6	(238.6)	NM
Noninterest expense:
Salaries and employee benefits	244.5	209.9	34.6	16%
Occupancy and equipment	33.6	31.1	2.5	8%
Technology and data processing	56.2	49.5	6.7	14%
Professional services	9.0	9.5	(0.5)	(5)%
Marketing expenses	6.8	5.0	1.9	38%
FDIC insurance	10.6	10.0	0.6	6%
Amortization of intangible assets	23.4	7.2	16.2	225%
Other operating expense	17.6	15.5	2.1	13%
Non-operating expense	5.8	33.1	(27.3)	(82)%
Total noninterest expense	407.5	370.8	36.7	10%
Income before income tax expense	10.3	83.6	(73.2)	(88)%
Income tax expense	21.6	24.8	(3.2)	(13)%
Net (loss) income	$(11.3)	$58.8	$(70.1)	(119)%

Share data:
Weighted average common shares outstanding, basic	199.1	174.4	24.7	14%

Weighted average common shares outstanding, diluted	199.1	175.3	23.8	14%

(Loss) earnings per share, basic	$(0.06)	$0.34	$(0.40)	(118)%

(Loss) earnings per share, diluted	$(0.06)	$0.34	$(0.40)	(118)%

Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Sep 30, 2025			Jun 30, 2025			Sep 30, 2024
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$12,857.7	$176.7	5.45%	$12,533.4	$174.6	5.59%	$11,935.9	$167.7	5.59%
Residential	3,893.2	43.2	4.41%	3,888.9	43.2	4.46%	3,772.4	40.5	4.27%
Consumer	1,697.3	28.8	6.74%	1,654.3	27.5	6.68%	1,568.4	27.0	6.86%
Total loans	18,448.2	248.7	5.35%	18,076.7	245.4	5.45%	17,276.7	235.2	5.42%
Total investment securities	4,734.0	36.1	3.03%	4,831.7	36.4	3.02%	5,322.7	24.3	1.81%
Federal funds sold and other short-term investments	311.4	3.3	4.20%	228.8	2.4	4.14%	833.2	11.3	5.41%
Total interest-earning assets	23,493.5	288.2	4.87%	23,137.2	284.1	4.93%	23,432.5	270.8	4.60%
Non-interest-earning assets	1,918.8			1,921.6			1,606.4
Total assets	$25,412.3			$25,058.8			$25,038.9

Interest-bearing liabilities:
Deposits:
Savings	$1,583.8	$1.2	0.30%	$1,632.1	$1.2	0.30%	$1,668.5	$1.5	0.37%
Interest checking	4,431.0	11.0	0.99%	4,410.1	10.2	0.92%	4,548.2	13.4	1.17%
Money market	6,191.0	38.4	2.46%	5,893.6	33.7	2.29%	5,631.6	40.0	2.83%
Time deposits	3,281.5	31.8	3.84%	3,228.4	31.7	3.94%	3,365.4	40.4	4.77%
Total interest-bearing deposits	15,487.4	82.4	2.11%	15,164.2	76.7	2.03%	15,213.7	95.3	2.49%
Borrowings	48.5	0.4	3.30%	65.8	0.6	3.67%	67.5	0.8	4.82%
Total interest-bearing liabilities	15,535.8	82.8	2.11%	15,230.0	77.3	2.04%	15,281.2	96.2	2.50%
Demand deposit accounts	5,636.4			5,662.1			5,666.5
Other noninterest-bearing liabilities	506.7			543.5			565.0
Total liabilities	21,678.9			21,435.6			21,512.6
Shareholders' equity	3,733.4			3,623.2			3,526.3
Total liabilities and shareholders' equity	$25,412.3			$25,058.8			$25,038.9

Net interest income - FTE		$205.4			$206.8			$174.6
Net interest-earning assets (2)	$7,957.7			$7,907.2			$8,151.4
Net interest margin - FTE (3)			3.47%			3.59%			2.97%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the nine months ended
	Sep 30, 2025			Sep 30, 2024
(Unaudited, dollars in millions)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$12,567.4	$515.1	5.48%	$10,692.5	$423.0	5.28%
Residential	3,898.6	129.1	4.43%	2,971.9	88.8	3.99%
Consumer	1,656.3	82.5	6.66%	1,478.7	74.2	6.71%
Total loans	18,122.2	726.8	5.36%	15,143.1	586.0	5.17%
Total investment securities	4,843.4	105.5	2.91%	5,441.5	74.0	1.82%
Federal funds sold and other short-term investments	325.7	10.3	4.22%	732.7	29.8	5.44%
Total interest-earning assets	23,291.3	842.6	4.84%	21,317.3	689.8	4.32%
Non-interest-earning assets	1,888.2			1,157.2
Total assets	$25,179.5			$22,474.5

Interest-bearing liabilities:
Deposits:
Savings	$1,621.1	$3.6	0.30%	$1,421.6	$1.6	0.15%
Interest checking	4,444.4	31.3	0.94%	4,012.9	30.4	1.01%
Money market	5,941.1	103.7	2.33%	5,118.4	104.5	2.73%
Time deposits	3,240.7	96.5	3.98%	3,029.1	109.7	4.84%
Total interest-bearing deposits	15,247.3	235.1	2.06%	13,581.9	246.3	2.42%
Borrowings	66.5	1.8	3.64%	43.8	1.3	4.00%
Total interest-bearing liabilities	15,313.8	236.9	2.07%	13,625.7	247.6	2.43%
Demand deposit accounts	5,679.8			5,168.2
Other noninterest-bearing liabilities	538.7			537.4
Total liabilities	21,532.4			19,331.3
Shareholders' equity	3,647.2			3,143.1
Total liabilities and shareholders' equity	$25,179.5			$22,474.5

Net interest income - FTE		$605.7			$442.2
Net interest-earning assets (2)	$7,977.5			$7,691.6
Net interest margin - FTE (3)			3.48%			2.77%

(1) Includes non-accrual loans.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin - FTE represents fully-taxable equivalent net interest income divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
Note: columns may not foot due to rounding.

EASTERN BANKSHARES, INC.
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
(Unaudited, dollars in millions)
Non-accrual loans:
Commercial	$50.5	$36.7	$70.6	$112.5	$105.1
Residential	11.4	10.5	12.4	13.0	10.5
Consumer	7.3	7.5	8.6	10.4	9.0
Total non-accrual loans	69.2	54.7	91.6	135.8	124.5
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	69.2	54.7	91.6	135.8	124.5
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$69.2	$54.7	$91.6	$135.8	$124.5
Total non-performing loans to total loans	0.37%	0.30%	0.51%	0.76%	0.70%
Total non-performing assets to total assets	0.27%	0.21%	0.37%	0.53%	0.49%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.

EASTERN BANKSHARES, INC.
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
(Unaudited, dollars in millions)
Average total loans	$18,447.7	$18,075.2	$17,833.7	$17,802.8	$17,274.9
Allowance for loan losses, beginning of the period	232.1	224.3	229.0	253.8	156.1
Net loans charged-off (recovered):
Commercial and industrial	1.4	0.1	—	—	—
Commercial real estate	4.0	(0.6)	10.9	30.8	4.5
Commercial construction	—	—	—	—	—
Business banking	0.3	0.1	—	0.5	0.4
Residential real estate	0.1	—	—	(0.1)	—
Consumer home equity	0.1	—	—	—	—
Other consumer	0.3	0.3	0.4	0.5	0.4
Total net loans (recovered) charged-off	6.2	(0.2)	11.2	31.7	5.1
Initial allowance established for Cambridge's PCD loans	—	—	—	—	55.8
Provision for allowance for loan losses (2)	7.1	7.6	6.6	6.8	47.0
Total allowance for loan losses, end of period	$233.0	$232.1	$224.3	$229.0	$253.8
Net charge-offs (recoveries) to average total loans outstanding during this period	0.13%	0.00%	0.26%	0.71%	0.12%
Allowance for loan losses as a percent of total loans	1.26%	1.27%	1.25%	1.29%	1.43%
Allowance for loan losses as a percent of nonperforming loans	336.73%	424.25%	244.81%	168.57%	203.87%

(2) Provision for allowance for loan losses for the three months ended September 30, 2024 includes the initial provision on non-PCD loans acquired from Cambridge.
Note: columns may not foot due to rounding.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
(Unaudited, dollars in millions, except per-share data)	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024

Net income (loss) (GAAP)	$106.1	$100.2	$(217.7)	$60.8	$(6.2)
Add:
Provision for non-PCD acquired loans	—	—	—	—	40.9
Noninterest income components:
Losses on sales of securities available for sale, net	—	—	269.6	9.2	—
Gain on sale of other equity investment	(1.6)	—	—	(9.3)	—
(Gains) losses on sales of other assets	0.1	(0.6)	0.6	(0.4)	3.0
Noninterest expense components:
Merger and acquisition expenses	3.2	2.6	—	3.6	27.6
Total impact of non-GAAP adjustments	1.7	2.0	270.3	3.2	71.4
Less: net tax benefit (expense) associated with non-GAAP adjustments (1)	33.8	20.5	(14.9)	(4.2)	13.9
Non-GAAP adjustments, net of tax	$(32.1)	$(18.5)	$285.2	$7.4	$57.5
Operating net income (non-GAAP)	$74.1	$81.7	$67.5	$68.2	$51.3

Weighted average common shares outstanding during the period:
Basic	198.7	198.5	200.0	201.2	196.7
Diluted	199.5	199.0	201.4	202.6	197.7

Earnings (loss) per share, basic:	$0.53	$0.50	$(1.09)	$0.30	$(0.03)
Earnings (loss) per share, diluted:	$0.53	$0.50	$(1.08)	$0.30	$(0.03)

Operating earnings per share, basic (non-GAAP)	$0.37	$0.41	$0.34	$0.34	$0.26
Operating earnings per share, diluted (non-GAAP)	$0.37	$0.41	$0.34	$0.34	$0.26

Return on average assets (2)	1.66%	1.60%	(3.52)%	0.94%	(0.10)%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.00%	0.65%
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	4.36%	0.14%	0.00%
Gain on sale of other equity investment (2)	(0.02)%	0.00%	0.00%	(0.14)%	0.00%
(Gains) losses on sales of other assets (2)	0.00%	(0.01)%	0.01%	(0.01)%	0.05%
Merger and acquisition expenses (2)	0.05%	0.04%	0.00%	0.06%	0.44%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	0.53%	0.33%	(0.24)%	(0.07)%	0.22%
Operating return on average assets (non-GAAP) (2)	1.16%	1.30%	1.09%	1.06%	0.82%

Return on average shareholders' equity (2)	11.28%	11.10%	(24.64)%	6.64%	(0.70)%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.00%	4.61%
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	30.52%	1.01%	0.00%
Gain on sale of other equity investment (2)	(0.17)%	0.00%	0.00%	(1.01)%	0.00%
(Gains) losses on sales of other assets (2)	0.01%	(0.07)%	0.07%	(0.04)%	0.34%
Merger and acquisition expenses (2)	0.34%	0.29%	0.00%	0.39%	3.11%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	3.59%	2.27%	(1.68)%	(0.46)%	1.57%
Operating return on average shareholders' equity (non-GAAP) (2)	7.87%	9.05%	7.63%	7.45%	5.79%

Tangible net income
Net income (loss) (GAAP)	106.1	100.2	(217.7)	60.8	(6.2)
Add: Amortization of intangible assets	7.8	7.8	7.8	7.4	6.2
Less: Tax effect of amortization of intangible assets (3)	2.2	2.2	2.2	2.0	1.7
Tangible net income (loss) (non-GAAP) (4)	111.8	105.9	(212.0)	66.1	(1.7)

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$3,733.4	$3,623.2	$3,583.3	$3,643.4	$3,526.3
Less: Average goodwill and other intangibles	1,031.8	1,039.6	1,047.5	1,055.0	974.5
Average tangible shareholders' equity (non-GAAP)	$2,701.5	$2,583.5	$2,535.8	$2,588.4	$2,551.7

Return on average tangible shareholders' equity (non-GAAP) (2) (4)	16.42%	16.44%	(33.91)%	10.16%	(0.26)%
Add:
Provision for non-PCD acquired loans (2)	0.00%	0.00%	0.00%	0.00%	6.38%
Losses on sales of securities available for sale, net (2)	0.00%	0.00%	43.12%	1.42%	0.00%
Gain on sale of other equity investment (2)	(0.23)%	0.00%	0.00%	(1.43)%	0.00%
(Gains) losses on sales of other assets (2)	0.01%	(0.10)%	0.10%	(0.05)%	0.46%
Merger and acquisition expenses (2)	0.47%	0.40%	0.00%	0.55%	4.30%
Less: net tax benefit (expense) associated with non-GAAP adjustments (1) (2)	4.96%	3.18%	(2.38)%	(0.65)%	2.17%
Operating return on average tangible shareholders' equity (non-GAAP) (2) (4)	11.71%	13.56%	11.70%	11.30%	8.71%

(1) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. Included in the net tax line for the three months ended September 30, 2025 is a $33.3 million tax benefit attributable to the loss on sale of securities during the first quarter of 2025.
(2) Metrics for the three months presented on an annualized basis.
(3) The tax effect of amortization of intangible assets is calculated using the Company's combined statutory tax rate of 27.7%.
(4) The tangible net income (loss), return on average tangible shareholders' equity ratio and operating return on average tangible shareholders' equity ratio exclude the amortization of intangible assets, net of tax.
Note: columns may not foot due to rounding.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
(Unaudited, dollars in millions)
Net interest income (GAAP)	$200.2	$202.0	$188.9	$179.2	$169.9
Add:
Tax-equivalent adjustment (non-GAAP) (1)	5.1	4.8	4.6	4.8	4.8
Fully-taxable equivalent net interest income (non-GAAP)	$205.4	$206.8	$193.5	$184.0	$174.6

Noninterest income (loss) (GAAP)	$41.3	$42.9	$(236.1)	$37.3	$33.5
Less:
Losses on sales of securities available for sale, net	—	—	(269.6)	(9.2)	—
Gain on sale of other equity investment	1.6	—	—	9.3	—
Gains (losses) on sales of other assets	(0.1)	0.6	(0.6)	0.4	(3.0)
Noninterest income on an operating basis (non-GAAP)	$39.7	$42.2	$34.2	$36.9	$36.5

Noninterest expense (GAAP)	$140.4	$137.0	$130.1	$137.5	$159.8
Less:
Merger and acquisition expenses	3.2	2.6	—	3.6	27.6
Noninterest expense on an operating basis (non-GAAP)	$137.2	$134.4	$130.1	$134.0	$132.2
Less: Amortization of intangible assets	$7.8	$7.8	$7.8	$7.4	$6.2
Noninterest expense for calculating the operating efficiency ratio (non-GAAP) (2)	$129.4	$126.6	$122.3	$126.6	$126.0

Total revenue (GAAP)	$241.5	$244.9	$(47.2)	$216.5	$203.4
Total operating revenue (non-GAAP)	$245.1	$249.1	$227.7	$220.9	$211.1

Efficiency ratio (GAAP)	58.2%	55.9%	(275.6)%	63.5%	78.5%
Operating efficiency ratio (non-GAAP) (2)	52.8%	50.8%	53.7%	57.3%	59.7%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.8%, 21.8%, 21.8%, 22.0%, and 21.8% for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.
(2) The operating efficiency ratio excludes, in addition to the adjustments made to operating net income, the amortization of intangible assets. This measure is used by the Company when analyzing corporate performance and the Company believes that investors may find it useful.
Note: columns may not foot due to rounding.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024
(Unaudited, dollars in millions, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$3,805.5	$3,683.9	$3,582.9	$3,612.0	$3,671.1
Less: Goodwill and other intangibles	1,026.7	1,034.5	1,042.4	1,050.2	1,057.5
Tangible shareholders' equity (non-GAAP)	2,778.8	2,649.3	2,540.6	2,561.8	2,613.6

Tangible assets:
Total assets (GAAP)	25,457.7	25,456.2	24,986.0	25,557.9	25,507.2
Less: Goodwill and other intangibles	1,026.7	1,034.5	1,042.4	1,050.2	1,057.5
Tangible assets (non-GAAP)	$24,431.0	$24,421.6	$23,943.7	$24,507.7	$24,449.7

Shareholders' equity to assets ratio (GAAP)	14.95%	14.47%	14.34%	14.13%	14.39%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	11.37%	10.85%	10.61%	10.45%	10.69%

Common shares outstanding	211.5	211.5	211.6	213.9	214.8

Book value per share (GAAP)	$17.99	$17.42	$16.94	$16.89	$17.09
Tangible book value per share (non-GAAP)	$13.14	$12.53	$12.01	$11.98	$12.17

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of			Change from
	Sep 30, 2025	Jun 30, 2025	Sep 30, 2024	Jun 30, 2025	Sep 30, 2024
(Unaudited, dollars in millions, except per-share data)
Common stock	$2.1	$2.1	$2.2	$—	$—
Additional paid in capital	2,193.9	2,189.7	2,246.1	4.2	(52.2)
Unallocated ESOP common stock	(124.0)	(125.3)	(129.1)	1.3	5.0
Retained earnings	1,997.0	1,916.9	2,048.0	80.1	(51.0)
AOCI, net of tax - available for sale securities	(279.9)	(312.7)	(490.7)	32.7	210.8
AOCI, net of tax - pension	22.7	23.8	5.9	(1.1)	16.8
AOCI, net of tax - cash flow hedge	(6.3)	(10.6)	(11.3)	4.4	5.1
Total shareholders' equity:	$3,805.5	$3,683.9	$3,671.1	$121.6	$134.4
Less: Goodwill and other intangibles	1,026.7	1,034.5	1,057.5	(7.8)	(30.8)
Tangible shareholders' equity (non-GAAP)	$2,778.8	$2,649.3	$2,613.6	$129.4	$165.2

Common shares outstanding	211.5	211.5	214.8	0.1	(3.3)

Per share:
Common stock	$0.01	$0.01	$0.01	$—	$—
Additional paid in capital	10.37	10.36	10.46	0.02	(0.08)
Unallocated ESOP common stock	(0.59)	(0.59)	(0.60)	0.01	0.01
Retained earnings	9.44	9.06	9.53	0.38	(0.09)
AOCI, net of tax - available for sale securities	(1.32)	(1.48)	(2.28)	0.16	0.96
AOCI, net of tax - pension	0.11	0.11	0.03	(0.01)	0.08
AOCI, net of tax - cash flow hedge	(0.03)	(0.05)	(0.05)	0.02	0.02
Total shareholders' equity:	$17.99	$17.42	$17.09	$0.57	$0.90
Less: Goodwill and other intangibles	4.85	4.89	4.92	(0.04)	(0.07)
Tangible shareholders' equity (non-GAAP)	$13.14	$12.53	$12.17	$0.61	$0.97

Note: columns may not foot due to rounding.